Exhibit 1.1

EXECUTION VERSION

Becton, Dickinson and Company

Debt Securities

Underwriting Agreement

February 16, 2018

Barclays Bank PLC
5 The North Colonnade, Canary Wharf
London E14 4BB
United Kingdom

Ladies and Gentlemen:

Becton, Dickinson and Company, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Barclays Bank PLC (the “Underwriter”) an aggregate of €300,000,000 principal amount of its 0.368% Notes due 2019 (the “Securities”).

1.          The Company represents and warrants to, and agrees with the Underwriter that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-206020) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T‑1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(c)          For the purposes of this Agreement, the “Applicable Time” is 9:20 a.m. (London time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the pricing information set forth on Schedule I, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus (as supplemented by the pricing information set forth on Schedule I) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(d)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(f)          Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which event is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the issuance of shares under the Company’s employee benefit or stock purchase plans or upon conversion of outstanding convertible debt of the Company) or long term obligations of the Company and its subsidiaries which are material taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; and each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or company in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation or company for the transaction of business and in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except in those instances with respect to the Company and its subsidiaries where failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole;

(h)          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock or ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and, to the extent applicable, non-assessable and (except for directors’ qualifying shares and minority interests reflected in the Company’s consolidated financial statements included or incorporated in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)          The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of March 1, 1997 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) as Trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement or such other form as shall have previously been agreed to by you; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Prospectus and the Prospectus;

(j)          The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, result in any violation of the provisions of the Certificate of Incorporation, as amended, or Bylaws of the Company or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

(k)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(l)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that would be required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so disclosed;

(m)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(n) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(o)          (i) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting, are independent public accountants in respect of the Company as required by the Act and the rules and regulations of the Commission thereunder; and (ii) to the knowledge of the Company, KPMG LLP, who have certified certain financial statements of C.R. Bard, Inc. (“Bard”) and its subsidiaries and have audited Bard’s internal control over financial reporting, were independent public accountants in respect of Bard as required by the Act and the rules and regulations of the Commission thereunder during the periods covered by such financial statements;

(p)          The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus of (i) the Company and (ii) to the knowledge of the Company, Bard, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations thereunder, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries, and to the knowledge of the Company, Bard and its subsidiaries, as applicable,  as of the dates indicated and the respective results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus, when read in conjunction with the related financial statements, present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, and to the knowledge of the Company, Bard and its subsidiaries, as applicable, and presents fairly in all material respects, on the basis stated therein, the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Act and the Exchange Act and the rules and regulations thereunder, as applicable, and the assumptions underlying such pro forma financial information are reasonable and, to the extent material, are set forth in each of the Registration Statement, the Pricing Prospectus and the Prospectus.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(q)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company believes its internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and except as set forth in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(S)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company in connection with the offering of the Securities;

(t)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)          Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action on behalf of the Company in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in favor of the Company; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein, except in each case, as would not be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or on the transactions contemplated herein;

(v)          To the Company’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where each of the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(w)          (i)  The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea);

(ii)  The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii)  The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, for the past three (3) years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of 100.15% of the principal amount thereof plus accrued interest from June 6, 2017 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth in Schedule I hereto.

3.          Upon the authorization by you of the release of the Securities, the Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.          (a)  The Securities to be purchased by the Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be registered in the name of a nominee of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).  Payment for the Securities shall be made by or on behalf of the Underwriter to the Company in immediately available funds in euro by wire transfer through a common depositary for Euroclear and Clearstream (the “Common Depositary”) to the account specified by the Company to the Underwriter at least forty-eight hours in advance against delivery of the Securities to Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid by the Company. The Company will cause the certificates representing the Securities to be made available to the Underwriter for checking at least twenty-four hours prior to the Time of Delivery (as defined below).  The time and date of such delivery and payment shall be at or about 10:00 a.m., London time, on February 22, 2018 or such other time and date as the Underwriter and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, and the Securities will be delivered at the office of the Common Depository, all at the Time of Delivery.  Final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the Business Day next preceding the Time of Delivery.  For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or London, England are generally authorized or obligated by law or executive order to close.

5.          The Company agrees with the Underwriter:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)          To furnish the Underwriter with written and electronic copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, or to file under the Exchange Act any document incorporated by reference in the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, or a supplement to the Prospectus, or prior to availability of the Prospectus, the Pricing Prospectus, which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g)          Other than notes due 2019 and floating rate notes due 2021 that may be offered prior to the Time of Delivery, during the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities;

(h)          To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)          To cooperate with the Underwriter in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream; and

(k)          To use its best efforts to list, subject to notice of issuance if applicable, the Securities on the New York Stock Exchange (“NYSE”) for trading on such exchange as promptly as practicable after the date hereof.

6.          (a)  (i)  The Company represents and agrees that without the prior consent of Barclays Bank PLC, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)          the Underwriter represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities or any free writing prospectus that would not be required to be filed with the Commission (including customary Bloomberg communications containing preliminary or final terms of the securities), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)          any such free writing prospectus the use of which has been consented to by the Company and Barclays Bank PLC is listed on Schedule II(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7.          The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any blue sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any paying agent, registrar or depository and any agent of the Trustee or such paying agent and the fees and disbursements of counsel for the Trustee and such paying agent in connection with the Indenture and the Securities; (vii) all expenses and application fees in connection with the listing of the Securities on the NYSE; (viii) all expenses and application fees in connection with the approval of the Securities for eligibility for clearance and settlement through Euroclear and Clearstream; and (ix) all other costs and expenses incident to the Company’s performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 14 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, all expenses incurred by the Underwriter in connection with any “road show”, transfer taxes on resale of any of the Securities by the Underwriter, and any advertising expenses connected with any offers it may make.

8.          The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Sullivan & Cromwell LLP, counsel for the Underwriter, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          (i) The Assistant General Counsel for the Company and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, acting as special counsel for the Company, shall have furnished to you their respective written opinions (the content of which is set forth in Annex I(a) and Annex I(b) hereto, respectively), dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d)          (i) At the time of the execution of this Agreement, (A) Ernst & Young LLP, as auditors of the Company, shall have furnished to the Underwriter a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II(a) hereto and (B) KPMG LLP, as auditors of Bard, shall have furnished to the Underwriter a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II(b) hereto; and (ii) at the Time of Delivery, each such firm, in such capacity, shall have furnished to you a letter, in each case, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that they reaffirm the statements made in the relevant letter furnished pursuant to Section 8(d)(i) above, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery;

(e)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock of the Company (other than the issuance of shares under the Company’s employee benefit or stock purchase plans or upon conversion of outstanding convertible debt of the Company) or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or European Union authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the European Union; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or the member states of the European Union or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus;

(h)         The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream;

(i)          The Company shall have applied to list the Securities on the NYSE, and satisfactory evidence of such action shall have been provided to the Underwriter;

(j)          The Company shall have furnished or caused to be furnished to you on the date hereof and at the Time of Delivery a certificate of its Chief Financial Officer, substantially in the form set forth in Annex III; and

(k)         The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Time of Delivery by the Underwriter.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriter, at 125 Broad Street, New York, New York 10004, at the Time of Delivery.

9.         (a)          The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b)         The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the statements in the (i) third paragraph, (ii) fifth sentence of the sixth paragraph, (iii) the first and second sentences of the seventh paragraph and (iv) the third and fourth sentences of the eighth paragraph, each under the caption “Underwriting (Conflicts of Interest)” in the Pricing Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) provided that in the event of such assumption the action may not be compromised or settled by the indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  The indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this Section 9 in respect of any action compromised or settled by the indemnified party, unless the written consent of the indemnifying party shall have been obtained to such compromise or settlement (which consent shall not be unreasonably withheld).

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company from the sale of the Securities, on the one hand, and the difference between the aggregate amount of proceeds received by the Underwriter with respect to the sale of the Securities to the public and the price paid by the Underwriter to the Company pursuant to this Agreement, on the other hand, bear to the aggregate public offering price of the Securities.  The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter, and the directors, officers and selling agents of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules: (i) the Underwriter acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and (b) the Company notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Underwriter and the related information set out in the Prospectus in connection with the Securities.

11.          Reserved.

12.          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to the Underwriter or any person controlling the Underwriter or any broker-dealer affiliate of the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person or broker-dealer affiliate of the Underwriter of any sum in such other currency, and only to the extent that the Underwriter or controlling person or broker-dealer affiliate of the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person or broker-dealer affiliate of the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person or broker-dealer affiliate of the Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person or broker-dealer affiliate of the Underwriter hereunder, the Underwriter or controlling person or broker-dealer affiliate of the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person or broker-dealer affiliate of the Underwriter hereunder.

13.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

14.          If the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

15.          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you in care of Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention: Debt Syndicate (tel: +44 207 773 9098, fax: +44 207 516 7548); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify its clients.

16.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 13 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.          (a) As used in this Section 19 below, (i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; (iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; (v) “BRRD Liability” with respect to any BRRD Party has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the Bail-in Legislation applicable to such BRRD Party; (vi) “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD; and (vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

(b)          Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party and the Company, the Company acknowledges, accepts, and agrees to be bound by: (i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof, (A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancellation of the BRRD Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

20.          The Underwriter represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

21.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

22.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.          Each of the Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

25.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

Becton, Dickinson and Company

By:	/s/ Christopher R. Reidy
	Name:	Christopher R. Reidy
	Title	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BARCLAYS BANK PLC

By:	/s/ James Gutow
Name:	James Gutow
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased

Barclays Bank PLC	€300,000,000
Total	€300,000,000

Pricing Information

Price to Public: as to each investor, the price paid by such investor
Trade Date: February 16, 2018
Settlement Date: February 22, 2018

SCHEDULE II

(a)	Issuer Free Writing Prospectuses: None

(b)	Additional Documents Incorporated by Reference: Current Report on Form 8-K filed on February 15, 2018

ANNEX I(a)

CONTENT OF LETTER TO BE PROVIDED BY GARY DEFAZIO, SENIOR
VICE PRESIDENT CORPORATE SECRETARY AND ASSOCIATE GENERAL
COUNSEL FOR BECTON, DICKINSON AND COMPANY

A-I(a)-1

ANNEX I(b)

CONTENT OF LETTERS TO BE PROVIDED BY SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP, SPECIAL COUNSEL FOR BECTON, DICKINSON
AND COMPANY

A-I(b)-1

ANNEX II(a)

DESCRIPTION OF COMFORT LETTER OF ERNST & YOUNG LLP

A-II-1

ANNEX II(b)

DESCRIPTION OF COMFORT LETTER OF KPMG LLP

A-II-2

ANNEX III

FORM OF CFO CERTIFICATE

A-III-1